Exhibit 99.1

Caliber Reports Fourth Quarter and Full Year 2025 Results

Establishes 2026 Guidance: Revenue Range of $18 Million to $22 Million with Positive Net Operating Income and Adjusted EBITDA Profitability

SCOTTSDALE, AZ, March 25, 2026 – Caliber (Nasdaq: CWD), a diversified real estate and digital asset management platform, today reported results for the fourth quarter and full year ended December 31, 2025. Caliber enters 2026 with a streamlined platform and a clear path toward revenue growth and profitability, driven by the expected execution of project-level financings and continued capital formation activities.

Fourth Quarter 2025 (compared to Fourth Quarter 2024)

•Platform revenue of $4.0 million, compared to $4.6 million
◦Asset management revenue of $4.0 million drove the stated results
•Platform net loss of $7.7 million, or $1.24 per diluted share, compared to Platform net loss of $11.6 million, or $10.34 per diluted share
◦Results largely impacted by $5.1 million unrealized loss in Caliber’s LINK treasury, driven by the change in fair value of digital assets
•Platform Adjusted EBITDA loss of $0.4 million, compared to Platform Adjusted EBITDA loss of $1.0 million

Full Year 2025 Platform Financial Highlights (compared to Full Year 2024)

•Platform revenue of $15.2 million, compared to $20.9 million
◦Asset management revenue of $15.2 million reflecting the timing of project financings and development activity, drove the stated results
•Platform net loss of $21.2 million, or $7.50 per diluted share, compared to Platform net loss of $19.6 million, or $17.86 per diluted share
◦Losses largely impacted by $5.8 million change in fair value of digital assets
•Platform Adjusted EBITDA loss of $2.4 million, compared to Platform Adjusted EBITDA loss of $2.7 million
•Fair value assets under management (“FV AUM”) of $779.7 million, a 1.9% decrease compared to December 31, 2024, primarily due to disposition of three hospitality assets and various land parcels, partially offset by the acquisition of a self-storage property and a land parcel intended for hotel development

Exhibit 99.1
•Managed capital of $517.2 million, a 5.0% increase compared to December 31, 2024, with originations of $26.5 million, partially offset by return of capital of $1.9 million

The year-over-year decrease in platform revenue was primarily driven by the timing of development and financing activities, as several projects progressed but did not reach revenue-generating milestones within the fiscal year.

Fourth Quarter 2025 Digital Strategy Update

•Caliber’s digital asset treasury held 562,535 of LINK tokens valued at $6.9 million as of the end of the fourth quarter of 2025.
•Caliber staked 75,000 LINK tokens directly with a top echelon node operator for the Chainlink oracle network, commencing the process of generating yield on its treasury assets.
•Caliber began the process of tokenizing two real estate projects, which is expected to enhance investor liquidity, improve transparency, and expand future fundraising capabilities through tokenized offerings.

Management Commentary

“While 2025 was impacted by delays in capital markets activity, our underlying assets and development projects continued to advance, positioning us for what we expect to be meaningful revenue realization as project financings close.” said Chris Loeffler, CEO of Caliber. “Management’s efforts to streamline our real estate platform and narrow our focus toward hospitality and multifamily investments gives us the confidence to offer forward-looking guidance on our anticipated financial results for 2026.”

“We are encouraged by the early progress of our digital asset strategy and believe blockchain technology has the potential to enhance liquidity, broaden investor access, and expand capital formation for our funds. We see a clear opportunity for Caliber to participate in the evolution of real estate investing as tokenization becomes more widely adopted.”

2026 Outlook and Path to Profitability

Caliber enters 2026 with what management believes is a path to profitability driven by the anticipated conversion of the Company’s existing project pipeline into realized revenue. The Company’s platform generates the majority of its revenues from asset management, development, and financing activities tied to its portfolio of real estate projects.

During 2025, revenue generation was impacted by delays in capital markets activity, which affected the timing of project financings and related fee realization. Importantly, management believes that these delays did not reduce the underlying value of the Company’s assets or its embedded revenue opportunities, but instead shifted the timing of when those revenues are expected to be recognized.

For 2026, Caliber expects a significant increase in revenue driven by:

•Execution of project-level financings across its existing portfolio, which are expected to generate development, financing, and transaction-related fees
•Continued growth in managed capital through new fundraising initiatives
•Monetization of development projects as they reach key milestones

The Company expects 2026 revenue to be in the range of $18.0 million to $22.0 million with approximately 60% of its anticipated 2026 revenue growth to be driven by debt financing-related activities within its existing portfolio, with the remaining 40% of revenue growth driven by capital formation and asset management activities.

Based on current visibility into its project pipeline and financing initiatives, Caliber believes it is well positioned to achieve adjusted EBITDA profitability and positive net operating income in 2026.

Business Update

The following are key milestones completed both during and subsequent to the fourth quarter ended December 31, 2025.

•On October 7, 2025, Caliber announced a partnership to deploy EV charging infrastructure, advancing sustainable asset enhancements across its portfolio. Caliber has partnered with Current, a leading EV infrastructure investor and developer, and InCharge Energy, the industry leader for design-build EV charging infrastructure and InServiceTM, the Company’s customizable offering for all-brand charger service, maintenance, and on-demand repair.

•On October 31, 2025, Caliber announced that its Board of Directors has approved a Noteholder Conversion Program authorizing the ability of holders of certain of Caliber’s unsecured corporate notes to convert such notes into shares of the Company’s Class A common stock.

•On December 11, 2025, Caliber announced that it had staked 75,000 LINK tokens directly with a leading Chainlink node operator. This marked the Company’s first direct participation in the core infrastructure that secures the Chainlink Network.

•On February 27, 2026, Caliber announced the sale of the Holiday Inn Ocotillo in the Phoenix-Chandler submarket for $13.0 million. The asset was owned by Caliber Hospitality Trust, Inc. (CHT); Caliber’s private Umbrella Partnership C-Corporation (Up-C) vehicle focused on transformational and value enhancing opportunities in the hospitality space. Sale generated liquidity intended for continued growth of the CHT platform.

Fourth Quarter 2025 Consolidated Financial Results (compared to Fourth Quarter 2024)

•Total consolidated revenue of $4.1 million, compared to $8.7 million reflecting the deconsolidation of DoubleTree by Hilton Tucson Convention Center in Q2 2025
•Consolidated net loss attributable to Caliber of $7.7 million, or $1.24 per diluted share, compared to net loss attributable to Caliber of $11.4 million or $10.12 per diluted share
•Consolidated Adjusted EBITDA of $0.2 million, compared to Consolidated Adjusted EBITDA of $1.5 million

Full Year 2025 Consolidated Financial Results (compared to Full Year 2024)

•Total consolidated revenue of $20.1 million, compared to $51.1 million reflecting the deconsolidation of DoubleTree by Hilton Tucson Convention Center in Q2 2025
•Consolidated net loss attributable to Caliber of $21.8 million, or $7.70 per diluted share, compared to net loss attributable to Caliber of $19.8 million or $17.90 per diluted share
•Consolidated Adjusted EBITDA loss of $0.8 million, compared to Consolidated Adjusted EBITDA of $7.0 million

Conference Call Information

Caliber will host a conference call today, Wednesday, March 25, 2026, at 5:00 p.m. Eastern Time (ET) to discuss its fourth quarter and full year 2025 financial results and business outlook.

To access this call, dial 1-800-715-9871 (domestic) or 1-646-307-1963 (international) and ask to join the Caliber call or use conference ID 9236380.

A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Platform Definition

Within this earnings release, we refer to performance results of the “Platform”. Platform refers to the performance of CWD itself, excluding the performance of certain assets & funds that are included in our consolidated results, as required by the United States generally accepted accounting principles (“GAAP”). Management believes that Platform performance offers the most meaningful information needed to understand the value of CWD. The assets and funds that are consolidated into our GAAP presentation are included because Caliber is a guarantor of debt held by these assets and funds.

While GAAP consolidation rules require CWD to include the performance and cash flows of these assets & funds in our consolidated financial information, CWD does not benefit from the performance of those assets & funds, except to the extent that CWD earns fees from managing the assets and funds (which are included in the Platform results). Management believes presenting Platform results, which exclude consolidated assets, directly shows the business performance that CWD stockholders benefit from.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.6 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

NON-GAAP RECONCILIATIONS

The following information reconciles the performance of the Platform to the consolidated GAAP presentation. Management believes that the Platform view of Caliber’s performance is more meaningful to a CWD shareholder as it includes all revenues and expenses generated by Caliber and its wholly-owned subsidiaries.

ASSET MANAGEMENT PLATFORM (1)
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) (UNAUDITED)

	Three Months Ended December 31, 2025
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$3,996	$(33)	$3,963
Performance allocations	1	1	2
Consolidated funds – other revenue	—	162	162
Total revenues	3,997	130	4,127
Expenses
Operating costs	3,038	(156)	2,882
General and administrative	1,540	(10)	1,530
Marketing and advertising	332	1	333
Depreciation and amortization	188	(7)	181
Consolidated funds – other expenses	—	474	474
Total expenses	5,098	302	5,400

Other expenses, net	(294)	(156)	(450)
Change in fair value of digital assets	(5,116)	—	(5,116)
Interest income	266	—	266
Interest expense	(1,487)	—	(1,487)
Net loss before income taxes	(7,732)	(328)	(8,060)
Provision for income taxes	—	—	—
Net loss	(7,732)	(328)	(8,060)
Net income attributable to noncontrolling interests	—	(339)	(339)
Net loss attributable to CaliberCos Inc.	$(7,732)	$11	$(7,721)
Basic and diluted net loss per share	$(1.24)		$(1.24)
Weighted average common shares outstanding:
Basic and diluted	6,229		6,229

	Three Months Ended December 31, 2024
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management fees	$4,587	$(634)	$3,953
Performance allocations	1	—	1
Consolidated funds – hospitality revenue	—	2,943	2,943
Consolidated funds – other revenue	—	1,790	1,790
Total revenues	4,588	4,099	8,687
Expenses
Operating costs	8,933	(383)	8,550
General and administrative	1,327	(11)	1,316
Marketing and advertising	243	1	244
Depreciation and amortization	151	3	154
Consolidated funds – hospitality expenses	—	3,312	3,312
Consolidated funds – other expenses	—	465	465
Total expenses	10,654	3,387	14,041

Other expenses, net	(4,122)	14	(4,108)
Interest income	45	(10)	35
Interest expense	(1,466)	—	(1,466)
Net loss before income taxes	(11,609)	716	(10,893)
Provision for income taxes	—	—	—
Net loss	(11,609)	716	(10,893)
Net loss attributable to noncontrolling interests	—	495	495
Net loss attributable to CaliberCos Inc.	$(11,609)	$221	$(11,388)
Basic and diluted loss per share	$(10.34)		$(10.12)
Weighted average common shares outstanding:
Basic and diluted	1,123		1,123

	Year Ended December 31, 2025
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$15,155	$(764)	$14,391
Performance allocations	33	(6)	27
Consolidated funds – hospitality revenue	—	5,057	5,057
Consolidated funds – other revenue	—	622	622
Total revenues	15,188	4,909	20,097
Expenses
Operating costs	14,455	(607)	13,848
General and administrative	5,796	(41)	5,755
Marketing and advertising	795	1	796
Depreciation and amortization	691	(27)	664
Consolidated funds – hospitality expenses	—	4,743	4,743
Consolidated funds – other expenses	—	1,865	1,865
Total expenses	21,737	5,934	27,671

Other expenses, net	(2,533)	(771)	(3,304)
Change in fair value of digital assets	(5,793)	—	(5,793)
Interest income	357	(1)	356
Interest expense	(6,712)	—	(6,712)
Net loss before income taxes	(21,230)	(1,797)	(23,027)
Provision for income taxes	—	—	—
Net loss	(21,230)	(1,797)	(23,027)
Net income attributable to noncontrolling interests	—	(1,229)	(1,229)
Net loss attributable to CaliberCos Inc.	$(21,230)	$(568)	$(21,798)
Basic and diluted net loss per share	$(7.50)		$(7.70)
Weighted average common shares outstanding:
Basic and diluted	2,830		2,830

	Year Ended December 31, 2024
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$20,563	$(3,684)	$16,879
Performance allocations	379	(21)	358
Consolidated funds – hospitality revenue	—	26,476	26,476
Consolidated funds – other revenue	—	7,406	7,406
Total revenues	20,942	30,177	51,119
Expenses
Operating costs	24,904	(965)	23,939
General and administrative	6,817	(41)	6,776
Marketing and advertising	751	—	751
Depreciation and amortization	598	(5)	593
Consolidated funds – hospitality expenses	—	26,503	26,503
Consolidated funds – other expenses	—	5,870	5,870
Total expenses	33,070	31,362	64,432

Other expenses, net	(2,654)	(439)	(3,093)
Interest income	559	(199)	360
Interest expense	(5,424)	—	(5,424)
Net loss before income taxes	(19,647)	(1,823)	(21,470)
Provision for income taxes	—	—	—
Net loss	(19,647)	(1,823)	(21,470)
Net loss attributable to noncontrolling interests	—	(1,693)	(1,693)
Net loss attributable to CaliberCos Inc.	$(19,647)	$(130)	$(19,777)
Basic and diluted loss per share	$(17.86)		$(17.90)
Weighted average common shares outstanding:
Basic and diluted	1,100		1,100
__________________________________________
(1)    Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

PLATFORM REVENUE (1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Fund management fees	$3,016	$2,844	$11,281	$12,318
Financing fees	70	34	643	650
Development and construction fees	508	1,685	2,442	6,751
Brokerage fees	402	24	789	844
Total asset management	3,996	4,587	15,155	20,563
Performance allocations	1	1	33	379
Total revenue	$3,997	$4,588	$15,188	$20,942
___________________________________________
(1)    Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

FVAUM and Managed Capital (UNAUDITED)

The following information summarizes management’s estimates of fair value related to the entire portfolio of investments that Caliber manages and the total amount of capital that is being managed across the portfolio. The fair value of our AUM conveys an indication of the overall health of our investments and potentially how much performance allocation Caliber would earn if those assets were sold. Managed Capital is used to evaluate, among other things, the amount of asset management fees we generate from the portfolio.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2024	$794,923
Assets acquired (1)	10,300
Construction and net market appreciation	25,800
Credit (3)	379
Other (3)	(644)
Balances as of March 31, 2025	830,758
Construction and net market appreciation	(25,313)
Assets sold or disposed (2)	(1,487)
Credit (3)	627
Other (3)	(1,409)
Balances as of June 30, 2025	803,176
Construction and net market appreciation	(6,683)
Assets sold or disposed (2)	(1,917)
Credit (3)	2,334
Other (3)	123
Balances as of September 30, 2025	797,033
Assets acquired (1)	2,019
Construction and net market appreciation	1,837
Assets sold or disposed (2)	(27,756)
Credit (3)	6,472
Other (3)	125
Balances as of December 31, 2025	$779,730
___________________________________________
(1)     Assets acquired during the year ended December 31, 2025 include one self storage property in Colorado and one land parcel intended for hotel development in Texas.
(2)     Assets sold during the year ended December 31, 2025 include three hospitality assets and various lot sales related to development assets.
(3)     Other FV AUM represents undeployed capital held in our diversified funds.
(4)     Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.

FV AUM, by asset class
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	December 31, 2025	December 31, 2024
Real Estate
Hospitality	$55,600	$68,500
Caliber Hospitality Trust	191,900	236,800
Residential	165,900	161,700
Commercial	280,000	249,600
Total Real Estate	693,400	716,600
Credit(1)	82,163	72,351
Other(2)	4,167	5,972
Total	$779,730	$794,923
___________________________________________
(1)     Other FV AUM represents undeployed capital held in our diversified funds.
(2)     Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

		Managed Capital
Balances as of December 31, 2024		$492,542
Originations		2,990
Return of capital		(315)
Balances as of March 31, 2025		495,217
Originations		4,226
Return of capital		(876)
Balances as of June 30, 2025		498,567
Originations		8,086
Return of capital		(664)
Balances as of September 30, 2025		505,989
Originations		11,197
Balances as of December 31, 2025		$517,186

	December 31, 2025	December 31, 2024
Real Estate
Hospitality	$49,289	$49,260
Caliber Hospitality Trust (1)	97,037	97,414
Residential	103,961	96,687
Commercial	180,569	170,858
Total Real Estate (2)	430,856	414,219
Credit (3)	82,163	72,351
Other (4)	4,167	5,972
Total	$517,186	$492,542
_________________________________________
(1)    The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(2)    Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. As of December 31, 2025 and December 31, 2024, the Company had invested $11.6 million and $20.4 million, respectively, in our funds.
(3)    Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. As of December 31, 2025 and December 31, 2024, the Company had loaned $8.5 million and $0.4 million, respectively, to our funds.
(4)    Other managed capital represents undeployed capital held in our diversified funds.

Consolidated GAAP Results

The following information presents our consolidated GAAP results which includes the performance of certain entities we manage where Caliber is the guarantor of debt owed by those entities, despite not having significant equity at risk. As a result of these guarantor commitments, Caliber is required under GAAP to include the assets, liabilities, revenues and expenses of those entities even though a shareholder of CWD stock is neither entitled to nor exposed by those entities’ benefits or obligations. This accounting outcome also removes revenues that we earn from those entities, which a shareholder of CWD stock would be entitled to. See discussion elsewhere related to CWD’s Platform performance.

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Asset management revenues	$3,963	$3,953	$14,391	$16,879
Performance allocations	2	1	27	358
Consolidated funds – hospitality revenues	—	2,943	5,057	26,476
Consolidated funds – other revenues	162	1,790	622	7,406
Total revenues	4,127	8,687	20,097	51,119

Expenses
Operating costs	2,882	8,550	13,848	23,939
General and administrative	1,530	1,316	5,755	6,776
Marketing and advertising	333	244	796	751
Depreciation and amortization	181	154	664	593
Consolidated funds – hospitality expenses	—	3,312	4,743	26,503
Consolidated funds – other expenses	474	465	1,865	5,870
Total expenses	5,400	14,041	27,671	64,432

Other expense, net	(450)	(4,108)	(3,304)	(3,093)
Change in fair value of digital assets	(5,116)	—	(5,793)	—
Interest income	266	35	356	360
Interest expense	(1,487)	(1,466)	(6,712)	(5,424)
Net loss before income taxes	(8,060)	(10,893)	(23,027)	(21,470)
Provision for income taxes	—	—	—	—
Net loss	(8,060)	(10,893)	(23,027)	(21,470)
Net loss attributable to noncontrolling interests	(339)	495	(1,229)	(1,693)
Net loss attributable to CaliberCos Inc.	(7,721)	(11,388)	(21,798)	(19,777)
Basic and diluted net loss per share attributable to common stockholders	$(1.24)	$(10.12)	$(7.70)	$(17.90)
Weighted average common shares outstanding:
Basic and diluted	6,229	1,123	2,830	1,100

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31, 2025	December 31, 2024
ASSETS
Cash	$2,538	$1,766
Restricted cash	2,628	2,582
Real estate investments, net	21,689	21,572
Digital assets	6,850	—
Notes receivable - related parties	7,348	105
Due from related parties, net	10,086	6,965
Investments in unconsolidated entities	11,624	15,643
Operating lease - right of use assets	98	147
Prepaid and other assets	2,368	3,501
Assets of consolidated funds
Cash	326	549
Restricted cash	524	—
Real estate investments, net	10,807	45,090
Intangible assets, net	46,330	—
Notes receivable - related parties	936	6,848
Due from related parties	220	320
Operating lease - right of use assets	10,757	—
Prepaid and other assets	267	447
Total assets	$135,396	$105,535

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31, 2025	December 31, 2024
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Notes payable, net	$46,347	$50,450
Accounts payable and accrued expenses	7,325	9,532
Series AA cumulative redeemable preferred stock, net of issuance costs, $25.00 per share stated value, 800,000 shares authorized, 221,434 and zero shares issued and outstanding as of December 31, 2025 and 2024, respectively	5,101	—
Due to related parties	186	313
Operating lease liabilities	64	93
Other liabilities	771	750
Liabilities of consolidated funds
Notes payable, net	33,605	29,172
Notes payable - related parties	2,330	2,047
Accounts payable and accrued expenses	1,719	1,207
Due to related parties	861	79
Operating lease liabilities	10,757	—
Other liabilities	99	639
Total liabilities	109,165	94,282

Commitments and Contingencies

Preferred stock - Series A, $0.001 par value; 22,500,000 authorized and 5,875 and 5,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Preferred stock - Series B, $0.001 par value; 50,000 authorized and 15,868 and zero shares issued and outstanding as of December 31, 2025 and 2024, respectfully	—	—
Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 6,534,319 and 759,370 shares issued and outstanding as of December 31, 2025 and 2024, respectively	7	1
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 370,822 shares issued and outstanding as of both December 31, 2025 and 2024	—	—
Paid-in capital	79,731	44,017
Accumulated deficit	(78,405)	(56,607)
Stockholders’ (deficit) equity attributable to CaliberCos Inc.	1,333	(12,589)
Stockholders’ equity attributable to noncontrolling interests	24,898	23,842
Total stockholders’ equity	26,231	11,253
Total liabilities and stockholders’ equity	$135,396	$105,535

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provide investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Asset Management Platform or Platform

Platform refers to the performance of the Caliber asset management platform, which generates revenues and expenses from managing our investment portfolio, which does not include any consolidated assets or funds. These activities include asset management, transaction services, and performance allocations. Management believes that this is an important view of the Company because it communicates performance of the Company that would be most useful for understanding the value of CWD.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Platform Earnings

Platform Earnings represents the performance of our asset management platform, which generates revenues and expenses from managing our investment portfolio, excluding any consolidated assets or funds.

Platform Earnings per Share

Platform Earnings per Share is calculated as Platform Earnings divided by weighted average CWD common shares outstanding.

Platform Adjusted EBITDA

Platform Adjusted EBITDA represents our Distributable Earnings adjusted for interest expense, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to the Platform and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to CaliberCos Inc.	$(7,721)	$(11,388)	$(21,798)	$(19,777)
Net (loss) income attributable to noncontrolling interests	(339)	495	(1,229)	(1,693)
Net loss	(8,060)	(10,893)	(23,027)	(21,470)
Provision for income taxes	—	—	—	—
Net loss before income taxes	(8,060)	(10,893)	(23,027)	(21,470)
Depreciation and amortization	188	151	691	598
Consolidated funds' impact on fee-related earnings	172	(712)	1,025	1,185
Stock-based compensation	335	656	1,697	2,378
Severance	(82)	41	1,016	244
Performance allocations	(2)	(1)	(27)	(358)
Other (income) expenses, net	(37)	(196)	(360)	(1,211)
Investments impairment	390	—	2,808	4,304
Change in fair value of digital assets	5,116	—	5,793	—
Bad debt expense	(59)	—	85	4,079
Interest expense, net	1,221	1,421	6,355	4,865
Fee-related earnings	(818)	(1,150)	(3,944)	(5,386)
Performance allocations	2	1	27	358
Interest expense, net	(1,221)	(1,421)	(6,355)	(4,865)
Provision for income taxes	—	—	—	—
Distributable earnings	(2,037)	(2,570)	(10,272)	(9,893)
Interest expense	1,487	1,466	6,712	5,424
Other expenses (income), net	37	196	360	1,211
Provision for income taxes	—	—	—	—
Consolidated funds' impact on Caliber adjusted EBITDA	156	(94)	772	548
Platform adjusted EBITDA	(357)	(1,002)	(2,428)	(2,710)
Consolidated funds' EBITDA adjustments	110	2,517	1,633	9,694
Consolidated adjusted EBITDA	$(247)	$1,515	$(795)	$6,984